UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549



                                FORM 8-K

                             CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

                            August 25, 2006
            ------------------------------------------------
            Date of Report (Date of earliest event reported)

                                Con-way Inc.
         ------------------------------------------------------
         (Exact name of registrant as specified in its charter)

         Delaware               1-5046              94-1444798
         ----------             ------              ----------
        (State of other        (Commission         (IRS Employer
        jurisdiction of        File Number)        Identification
        incorporation)                                   No.)

       2855 Campus Drive, Suite 300, San Mateo, California  94403
      ------------------------------------------------------------
                (Address of principal executive offices)
                               (zip code)

          Registrant's telephone number, including area code:
                             (650) 378-5200



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     (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 1.01  Entry into a Material Definitive Agreement

As a part of its standard relocation package provided to executive officers, director-level employees, senior managers and certain mid-level managers, the Company offers assistance with the sale of a transferring employee's existing home. This assistance is offered through a contract between the Company and a third party home re-seller, which agrees to purchase the home at appraised value and then re-sell the home. Upon the sale of the home by the employee to the third party, the Company assumes the economic risk should the home ultimately be re-sold for less than the appraised value. The Company also assumes responsibility for closing costs incurred when the home is re-sold.

On August 21, 2006, Kevin C. Schick, the Company's Senior Vice President and Chief Financial Officer, sold his home in Saline, Michigan to the third party home re-seller at an appraised value of $485,500.

In addition to the foregoing and to relocation assistance previously reported in the Company's 2006 proxy statement and Form 8-K filed on June 6, 2005, the Company is providing the following relocation assistance to Mr. Schick: (1) closing costs for Mr. Schick's new home in California, estimated at approximately $35,000; and (2) payment for moving household goods and other miscellaneous moving expenses, estimated at approximately $30,000.




                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        Con-way Inc.
                        ------------
                        (Registrant)


August 25, 2006         /s/ Jennifer W. Pileggi
                        -----------------------
                        Jennifer W. Pileggi
                        General Counsel